EXHIBIT 10(i)
                                                                   -------------




                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                      ROGER G. LITTLE, TRUSTEE OF SPI-TRUST
                                   AS LANDLORD

                                       AND

                                SPIRE CORPORATION
                                    AS TENANT

                               DATED: MAY 23, 2003

            THIS LEASE AGREEMENT (this "LEASE AGREEMENT") is hereby made and entered into as of this 23rd day of May, 2003, by and between Roger G. Little, Trustee of SPI-TRUST, established under a declaration of trust dated October 30, 1996, a certified copy of which is recorded with the Hillsborough County Registry of Deeds, as of the date hereof at Book __________, Page __________, having a mailing address of One Patriots Park, Bedford, Massachusetts, 01730 (the "LANDLORD") and Spire Corporation, a Massachusetts corporation, with an address of One Patriots Park, Bedford, Massachusetts, 01730 (the "TENANT").

                              W I T N E S S E T H:

            1. Lease of Premises. Subject to all of the provisions herein contained, and in consideration of the rentals to be paid to Landlord by Tenant, and the other covenants and agreements to be kept and performed by Tenant hereunder, as hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises ("PREMISES") commonly known and numbered as 25 Sagamore Park Road situated in the Town of Hudson, Hillsborough County, New Hampshire, all as more particularly described on Exhibit A attached hereto and made a part hereof. The Premises include all of the land (the "LAND") included in the Premises, the building (the "BUILDING") located on the Premises, all of the other improvements and fixtures (the "IMPROVEMENTS") located on the Premises, the benefit of all of the easements, covenants, conditions and restrictions benefiting the Premises, and the burden of all of the easements, covenants, conditions and restrictions burdening the Premises. Except as otherwise provided herein, the Tenant shall have the right to use the Premises during the Term of this Lease for any lawful purpose. The square footage of the Building upon which the Rental is based shall be 90,000 square feet.

            2. Term. The term of this Lease Agreement shall be for a period of five (5) years, beginning on the 1st day of June, 2003 (the "COMMENCEMENT DATE") and, unless terminated as herein provided, continuing until expiration on the 31st day of May, 2008. Landlord hereby grants Tenant the right and option to extend this Lease Agreement for two additional periods of five (5) years each, commencing on June 1, 2008 and June 1, 2013, respectively, and, unless terminated as herein provided, continuing until expiration on May 31, 2013 and May 31, 2018, respectively. The extension options granted herein are conditioned upon Tenant's not being in default beyond any applicable grace period of the Tenant's covenants hereunder and upon Tenant's giving Landlord notice of its intention to so extend on or before December 1, 2007 and December 1, 2012, respectively.

            3. Rent. For the use and occupancy of the Premises Tenant hereby covenants and agrees to pay to or for the account of Landlord as rental ("RENTAL"), without deduction or offset, an annual fixed rental calculated at the rate set forth in the chart below (hereinafter the "BASE RENTAL"), due and payable in advance in monthly installments as set forth in the chart below, at Landlord's business premises located at One Patriots Park, Bedford, Massachusetts, 01730, on the first day of each and every calendar month during the term of this Lease Agreement; a prorated and proportional rent shall be due for any periods of less than a calendar month at the commencement and expiration of the lease term, all without set off or deduction except as may be required by law in order to preserve any claim of Tenant thereto.

          --------------- --------------- ------------------- ------------------
             TERM YEAR       RATE/FOOT         ANNUAL RENT       MONTHLY RENT
          --------------- --------------- ------------------- ------------------
          Year 1                $6.00          $540,000.00        $45,000.00
          --------------- --------------- ------------------- ------------------
          Year 2                $7.50          $675,000.00        $56,250.00
          --------------- --------------- ------------------- ------------------
          Year 3                $8.50          $765,000.00        $63,750.00
          --------------- --------------- ------------------- ------------------
          Year 4               $10.50          $945,000.00        $78,750.00
          --------------- --------------- ------------------- ------------------
          Year 5               $13.50        $1,215,000.00       $101,250.00
          --------------- --------------- ------------------- ------------------

            In addition to the Base Rental set forth above, Tenant hereby covenants and agrees to pay the following on behalf of the Landlord as a part of the Rental without deduction or offset.

               (a) All real estate taxes, or taxes in the nature of real estate taxes, or taxes assessed in lieu of or in addition thereto (except income taxes of general application, inheritance, estate or like taxes) including special and general assessments, however the same may be designated, levied or to be levied by any taxing authority upon the Premises throughout the entire term of this Lease Agreement; the same shall be paid by Tenant directly to such taxing authority, whether mailed directly to Tenant or upon presentation of the tax bill by Landlord, but in no event later than fifteen (15) days prior to the last date upon which such taxes may be paid without interest or penalty. If the first or last year of the term of this Lease Agreement shall not be co-extensive with the tax year the amount of taxes payable by Tenant hereunder for such years shall be prorated in proportion to the period of effectiveness of the Lease Agreement during such years. Tax receipts shall be furnished to Landlord by Tenant from time to time upon request to show Tenant's compliance herewith on a current basis. If requested by any first mortgagee of the Premises, Tenant agrees to instead make monthly deposits to such mortgagee on account of such taxes in an amount reasonably estimated to be sufficient to pay such taxes when they become due, provided that such deposits are maintained in a separate account and any interest payable with respect thereto shall be payable to Tenant.

               (b) All costs of electricity, gas, fuel, water and sewage assessed against the Premises, which services shall be placed in the name of Tenant, and the bills therefore shall be mailed directly to Tenant and paid directly by Tenant to the provider of such services.

               (c) All other costs and expenses of every kind with respect to operation, maintenance and repair of the Premises, excepting those undertaken by Landlord pursuant to Section 7(b) hereof.

            4. Cost of Living Adjustment. In the event that as of any anniversary of the Commencement Date ("Anniversary Date") after the first five-year term, there shall have been an increase in the CPI over the last Anniversary Date, the fixed rental payable pursuant to Section 3 for the succeeding year shall be subject to adjustment as herein provided. The amount of such adjusted fixed rental shall be equal to the sum of: (i) the Base Rental; plus (ii) the Base Rental multiplied times the Adjustment Percentage. In no event shall the adjusted fixed rental calculated hereunder be less than the rental payable during the preceding year. As used herein:

the term "Base Rental" shall mean an annual rental as set forth in the chart in
Section 3 above; the term "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston, published by the United States Department of Labor, Bureau of Labor Statistics, using ____ as base 100 (or any other index which supercedes such index); the term "Adjustment Percentage" shall mean the percentage derived from a ratio having as its denominator Y and as its numerator the difference between X and Y where X is the monthly index number last established under the CPI prior to the Anniversary Date in question and Y is the monthly index number last established under the CPI prior to the Commencement Date.


            5. Security Deposit. At the time of the execution hereof, Tenant shall deposit with the Landlord a security deposit (the "Security Deposit") in the amount of $135,000.00 in cash to be held by Landlord without interest during the term hereof, and any extensions, and for so long thereafter as Tenant is in possession of the Premises or has unsatisfied obligations hereunder to Landlord, which deposit the Landlord may apply from time to time against outstanding obligations of Tenant hereunder. Each time that the monthly installment of Base Rental shall increase, Tenant shall promptly pay Landlord as additional Security Deposit the amount of any increase in such Base Rental, said additional sums to be added to the Security Deposit held hereunder. Tenant shall have no right to require the Landlord to so apply said Security Deposit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder. If and to the extent that Landlord makes such use of the Security Deposit, or any part thereof, the sum so applied by Landlord shall be restored to the Security Deposit by Tenant upon notice from Landlord, and failure to pay to Landlord the amount to be so restored (within the grace period applicable to rents hereunder) shall be a default hereunder giving rise to all of the Landlord's rights and remedies applicable to a default in the payment of rent. Any portion of said Security Deposit which has not been applied as aforesaid by Landlord shall be repaid by Landlord to Tenant after the end of the term and any extensions hereof, or as soon thereafter as all obligations of Tenant under this Lease have been performed in full. Upon any conveyance by Landlord of its interest under this Lease the Security Deposit may be turned over by the Landlord to Landlord's grantee or transferee, and upon any such delivery of the Security Deposit, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees.

            6. Net Lease. It is the intention of the parties hereto that this is a net lease and that all costs of ownership, maintenance and use of the Premises shall be paid by Tenant in addition to the fixed rent specified above and other sums payable by Tenant hereunder (each of which shall be treated as Rental, for non-payment of which Landlord shall have all rights which Landlord would have for non-payment of fixed rent hereunder), provided, however, that Landlord shall be responsible for maintenance and repair of structural portions of the Building in accordance with Section 7(b) hereof. Tenant shall pay to or on behalf of Landlord, through the term of this Lease, the rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off, and Landlord shall not be required to make any payment of any kind whatsoever hereunder (whether due to circumstances now existing or beyond present contemplation of the parties), except as herein otherwise set forth. The rights of the parties in the event of a casualty to the Premises shall be governed by
Section 14 hereof.

            7. Tenant's Covenants. Tenant further covenants and agrees as follows:

               (a) To maintain the Premises including the doors and windows thereof in good repair, condition and order in accordance with good maintenance practices; and to yield peaceable possession to Landlord of the Premises at termination or expiration of this Lease Agreement free of all tenants and occupants in as good repair and condition as at occupancy by Tenant or may be put thereafter except for ordinary wear and tear, obsolescence, and damage caused by fire (unless caused by Tenant's negligence or default and not insured against or required to be insured against hereunder) or the elements.

               (b) To comply fully with any applicable statutes, ordinances, and lawful regulations, rules or orders pertaining to the Premises and to the activities conducted thereon, to comply with all applicable rules or conditions reasonably imposed with respect to the Premises by any insurance carrier, and to prevent the existence of any nuisance, or the violation of any statute, ordinance or valid rule, order or regulation with respect thereto and to save Landlord harmless from any failure to do so.

               (c) To keep the Building insured to the extent of building replacement costs, against loss or damage by fire, windstorm, hail, explosion and the other risks included in extended coverage policies from time to time, subject, however to a "deductible" clause in the amount of $50,000 or such other amount as Tenant shall reasonably request and Landlord shall approve, which approval shall not be unreasonably withheld or delayed; all of such policies shall name as insured Landlord, any first mortgagee of the Premises and Tenant, as their respective interests may appear and shall provide that they may not be cancelled without at least fifteen (15) days prior written notice to Landlord (provided, that such additional notice does not result in the imposition of additional premiums or charges by such insurer). Tenant agrees to furnish Landlord with a certificate by the insurer as to the existence thereof, together with a copy of such policy. Tenant may procure such insurance under a so-called blanket policy insuring other locations of the Tenant, provided however, that such policy shall provide on its face that such portion of the face amount as is required by this Lease Agreement is payable with respect to covered loss relating to the Premises and is not affected by losses on other premises.

               (d) To the fullest extent permitted by law, to indemnify Landlord fully against and to save Landlord harmless from loss, liability, costs, expense, attorney's fees and court costs, arising directly or indirectly from any claim or lawsuit by any person, firm, corporation, association or governmental agency or authority whomsoever, including (but not limited to) Tenant's officers, agents, employees or invitees, for damages assertedly sustained to person or property by reason of any activity conducted by Tenant upon the Premises, or of any breach by Tenant, its officers, agents, employees, or invitees of the terms, provisions and conditions of this Lease Agreement, or occurring upon the Premises or areas controlled by the Tenant by reason of the conduct of the Tenant, its officers, agents, employees and invitees, regardless of the merit or lack of merit of any such claim or lawsuit, of the fault or lack of fault on the part of Landlord and regardless of the amount of insurance carried; and further, to procure and keep in force, at

Tenant's sole expense, public liability insurance covering the Premises, with minimum limits of at least $5,000,000.00 for the death of or bodily injury to any one person, and $5,000,000.00 for the death of or bodily injury to any number of persons resulting from the same event, and of $3,000,000 for property damage naming Landlord, any first mortgagee of the Premises and Tenant as insureds, as their respective interests may appear, provided that if greater coverage limits are normally carried under similar circumstances, Tenant agrees to increase such coverage limits appropriately.

               (e) To use its best efforts to prevent the filing or imposition of any lien of any kind whatsoever upon or against the Premises based upon or arising out of Tenant's actions, except by Landlord or with Landlord's prior written consent and in the event of the filing or imposition of any such lien, to discharge same or to obtain a surety bond sufficient to discharge same within 30 days following the date of any such filing or imposition.

               (f) To permit Landlord to enter the Premises during normal business hours and, subject to Tenant's reasonable security and confidentiality requirements, where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business, to examine, inspect, provide Services or make repairs, replacements, changes or alterations as set out in this Lease Agreement, and to take such steps as Landlord may reasonably deem necessary for the safety, improvement or preservation of the Premises. Landlord shall give reasonable notice to Tenant prior to any such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rental.

               (g) In the event that Tenant shall fail to perform any act required by the foregoing covenants and such failure shall continue for a period of 30 days after notice thereof from Landlord, Landlord may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligations with respect thereto. Landlord shall be entitled to recover from Tenant all sums paid or costs incurred in performing such acts on demand.

            8. Landlord's Covenants. The Landlord hereby represents, warrants, covenants and agrees as follows:

               (a) That Landlord has good and marketable title to the Premises, free and clear of all liens and encumbrances that would materially interfere with Tenant's intended use of the Premises; as of the date hereof, title to the Premises is adequately insured with a reputable title insurance company under a policy in form and amount as reasonably determined by Landlord; and Landlord has full right and authority to lease the Premises and to carry out its obligation under this Lease Agreement.

               (b) To maintain all structural portions of the Premises including foundations, roofs, exterior walls, structural members and other supporting structures, in. good repair, condition and order; provided, however, that Landlord's responsibility for repair and maintenance of roofs shall exclude responsibility for repair of (i) leaks occurring by reason of roof penetrating structures installed or constructed by Tenant after the Commencement Date; and

(ii) isolated minor leaks properly repaired by simple patching procedures (as opposed to a leak or series of leaks which properly require replacement or restoration of all or any portion of a roof).

               (c) To give Tenant prompt notice of the name and mailing address of any mortgagee or holder of a first mortgage lien with respect to the Premises and of any change therein.

            9. Subletting. Subject to all of the provisions of this Lease Agreement, all or any portion of the Premises may be sublet by Tenant with the consent of Landlord, which consent shall not be unreasonably withheld or delayed; but Tenant shall have no right to assign this Lease Agreement nor any of its rights hereunder (other than assignment to an entity controlling, controlled by or under common control with Tenant or pursuant to the sale of the entire business and assets of the division of Tenant occupying the Premises provided, however, that without the consent of Landlord no such assignment shall relieve Tenant of liability hereunder), nor may same be assigned or passed to another by operator of law, and any attempt to so assign, without the express prior consent of Landlord, shall be utterly void. Tenant further agrees to promptly provide Landlord with the name and address of the sublessee and a description of the terms of the sublease arrangement. Tenant shall be entitled to retain fifty percent (50%) of any premium over the Rental provided hereunder which it receives under any such sublease.

            10. Signs. Tenant shall be entitled to erect reasonable ground and building signs, subject to approval of Landlord, which shall not be unreasonably withheld. All signs installed by Tenant shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless from injury to person or property, arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

            11. Alterations and Improvements by Tenant.

               (a) Tenant shall have the right during the continuance of this Lease Agreement to make such alterations, changes and improvements to the Premises as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Premises. Tenant shall not make any structural change in the Premises without first having obtained Landlord's written consent thereto, without limitation Landlord may condition any such consent by reserving the right to require the Premises to be restored to the same condition they were in prior to the making of any such structural change. Tenant shall pay all costs and expenses of such alterations, changes, and improvements, shall make the same in a good and workmanlike manner, and in accordance with all applicable laws, codes, and building regulations, and shall, prior to the making of such alterations, changes, and improvements, assure Landlord, in form satisfactory to Landlord, that payment for the same will be made by Tenant. Tenant hereby completely and fully indemnifies Landlord against any Mechanic's Liens or other liens or claims in connection with the making of such alterations, changes, and improvements. Any liens arising out of such alterations, changes, and improvements shall be discharged of record by Tenant within thirty (30) days after the same have been filed. Tenant shall pay any and all taxes relating to its personal property and business

               (b) Except as otherwise provided, all signs, furnishings, trade fixtures and other removable equipment installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease Agreement provided that any of such as are affixed to the Premises and require severance shall be removed at Tenant's cost, and Tenant shall immediately repair any damage caused by such removal.

            12. Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or required to be insured against in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any sub-tenants or other occupants of the Premises; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

            13. Subordination.

               (a) Tenant, upon demand by Landlord, agrees to give a waiver of priority of Tenant's lien arising by virtue of the within leasehold estate, thereby subordinating Tenant's lien in favor of any mortgage loan, any mortgage lien, or any refinancing or replacing of a mortgage loan that Landlord may determine necessary or desirable from time to time, which election may be changed from time to time. Tenant agrees to execute such instruments as may be required by any such lending institution or prospective first mortgagee in order to effectuate such waiver of priority and subordination of Tenant's lien and such certificates as to the status of this Lease Agreement and other matters as such mortgagees shall reasonably require. Tenant shall be bound by and observe all conditions of said mortgage which shall require the giving of reports and copies of notices to any such mortgagees, as well as those which afford such mortgagees the opportunity to cure any default of Landlord hereunder and, subject to paragraph (b) below, to take possession of the Premises without liability for any default of the Landlord occurring prior thereto or which cannot reasonably be cured by such mortgagee not be subject to any offset or defenses on account thereof nor bound by any prepayment of rent beyond the then current period. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust, Tenant shall attorn to the purchaser in any such foreclosure or sale and recognize such purchaser as landlord under this Lease Agreement.

               (b) Upon the request of Tenant, Landlord shall procure from any such lending institution or mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease Agreement, Tenant's tenancy will not be disturbed nor this Lease Agreement affected by any default under such mortgage, and Tenant agrees that this Lease Agreement shall remain in full force and effect even though default in the mortgage may occur.

            14. Limitation of Landlord Liability.

               (a) If Landlord shall fail to perform any covenant term or condition of this Lease Agreement upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the interest of Landlord in the Premises or mortgage proceeds therefrom and Landlord shall not be liable for any deficiency. It is understood and agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided. Upon receipt of notice to do so from any first mortgagee of the Premises, Tenant agrees to give written notice to such mortgagee in the event of any default hereunder by Landlord.

               (b) To the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for any claim for damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in, about, or upon the Premises unless due to the fault or negligence of Landlord and Landlord's failure to make such repairs as it is obligated to make within a reasonable period after notice from Tenant of the need for such repairs. Said waiver shall include claims for unforeseen acts or events resulting in damage or injury to person or property sustained by Tenant or any person claiming through Tenant.

               (c) Landlord shall not be deemed to be in default of its obligations under this Lease Agreement unless Landlord or any mortgagee of which Tenant has been given notice pursuant to Section _______ shall have received notice thereof and such default shall continue uncured for a period of thirty
(30) days following receipt of such notice. No performance by any such mortgagee of Landlord's obligations or exercise of its rights, undertaken in a commercially reasonable manner, shall subject such mortgagee to any liability under this Lease Agreement.

            15. Casualty to Premises.

               (a) If, during the term hereof, the Premises shall be destroyed or so damaged by fire or other casualty as to be unfit, in whole or in part, for occupancy and such destruction or damage can reasonably be repaired to substantially the same form and condition and with substantially the same materials as before such destruction or damage, within nine (9) months following the date thereof, then Tenant shall not be entitled to surrender possession of the Premises nor shall Tenant's liability to pay rent under this Lease Agreement cease without the mutual consent of the parties hereto. In the event of any such destruction or injury, Landlord shall repair the same with all reasonable speed and shall complete such repairs within nine (9) months from the date of such damage or destruction. If during such period Tenant shall be deprived of the use of all or any portion of the Premises, a proportionate allowance shall be made to Tenant from the Rental corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived.

               (b) If such destruction or injury cannot reasonably be repaired to such former condition within nine (9) months from the date of such destruction or damage, Landlord shall notify Tenant within sixty (60) days after the happening of such destruction or damage whether or not Landlord will repair or rebuild. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, exercisable within thirty (30) days after the receipt of such notice, to elect either to terminate this Lease Agreement and any further liability hereunder or to extend the term of the Lease Agreement (at the rental in effect immediately preceding expiration of the normal term hereof) by a period of time equivalent to the time from the happening of such destruction or injury until the Premises are restored to such former condition. In the event Tenant elects to extend the term of the Lease Agreement, Landlord shall restore the Premises to such former condition within the time specified in such notice, and Tenant shall not be liable to pay Rental for the period from the time of such destruction or injury until the Premises are so restored to such former condition.

               (c) In the event that Landlord does not elect to repair or rebuild the Premises pursuant to paragraph (b) above, then Tenant may at its option: (i) terminate this Lease Agreement and any further liability hereunder; or (ii) continue this Lease Agreement with the Rental adjusted to reflect the diminution in the value of the Premises effected by such destruction or damage, effective as of the date of such destruction or damage after such reconstruction.

               (d) In the event of any such destruction or damage, Tenant shall be entitled to reduction or abatement of Rental only as provided in this Section 14; Tenant shall not be entitled to any reduction or abatement in Rental hereunder if any such damage or destruction is caused by an act or omission of Tenant, its officers, agents, employees or invitees except to the extent that Landlord shall be insured against same and receive the proceeds of such insurance. Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from any such destruction or damage unless caused by an act or omission of Landlord. Landlord shall in no event be liable for any such injury or interference resulting from the making of any repairs to the Premises undertaken by Landlord in good faith.

            16. Condemnation.

               (a) In the event that the entire Premises shall be taken by condemnation or right of eminent domain, this Lease Agreement shall terminate as of the day possession shall be taken by the taking authority, and Landlord and Tenant shall be released from any further liability hereunder thereafter accruing.

               (b) In the event that only a portion of the Premises shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Lease Agreement, the Tenant may, at its option, elect to terminate this Lease Agreement effective as of the day possession shall be taken, provided thirty (30) days notice of such termination is given. If, in such case, this Lease Agreement is not terminated, Landlord may, at its option restore the Premises with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after the work of restoration, Tenant is deprived of the use of all or a part of the Premises, an appropriate reduction of Rental, depending upon the time during which and the portion of said Premises of which Tenant is so deprived, shall be granted. In the event Landlord elects not to so restore the Premises, then Tenant may at its option: (i) terminate this Lease Agreement and any further liability hereunder; or (ii) continue this Lease Agreement with the Rental adjusted to appropriately reflect the diminution in value of the Premises effected by such taking, effective as of the date thereof.

               (c) All damages awarded in connection with the taking of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall belong to the Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a separate claim for damage to merchandise and moveable trade fixtures, and removal, re-installation, and moving expenses, provided it does not reduce the award payable to Landlord.

            17. Default.

               (a) If: (1) there be default in payment of any Rental which, shall continue for a period of ten (10) days following receipt by Tenant of notice thereof from Landlord; or (.ii) there shall be default in any other of Tenant's obligations hereunder or if the Premises be abandoned or vacated by Tenant, and if such default or condition shall continue for a period of thirty
(30) days following receipt by Tenant of notice from Landlord to make good such default or correct such condition; or (iii) any proceedings under the present or any future Bankruptcy Act be instituted by or against Tenant, or any receiver or trustee be appointed for or ordered to dispose of Tenant's business or property, or if Tenant makes any assignment or conveyance for benefit of creditors and if any such proceeding instituted against Tenant shall not be dismissed within 20 days following the date of such institution; then, in such event Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises in the name of the whole and repossess the same as if its former estate and expel Tenant and all those claiming by, through or under it, and remove their goods and effects (forcibly if necessary) and store the same on behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other default hereunder and upon entry as aforesaid this Lease Agreement shall be terminated. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Section 16. In case of such termination, Landlord shall become entitled to receive from Tenant, and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of the Premises for the remainder of the term. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of rent, other payments and damages, however caused, which it may incur by reason of such termination during the remainder of the term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting, such as legal expenses, brokerage, expenses for keeping the Premises in good order and for preparing the same for reletting and expenses and/or decorations in the Premises as may be necessary for the purpose of reletting. Landlord shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant, and any and all other parties who may be liable. All such remedies shall be cumulative. Provided, however, if any such default be under clause (ii) above and it would take more than thirty
(30) days to cure the same, Landlord shall not forfeit the lease created hereby, enter upon the Premises or exercise any of the other remedies herein provided for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

            18. Quiet Enjoyment. The Landlord covenants and agrees with Tenant that as long as the Tenant keeps and performs all of the covenants and conditions to be performed by Tenant hereunder, during the term of this Lease Agreement Tenant shall have quiet and undisturbed and continued possession of the Premises, free from any claims against the Landlord and all persons claiming under, by or through the Landlord.

            19. General Provisions. (a) Words of any gender used herein shall be construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires, (b) the terms and provisions of this Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives; (c) the headings used herein are for reference purposes only and do not affect the meaning or construction hereof;
(d) this Lease Agreement may not be altered or amended and no waiver of any of the provisions hereof shall be effective except by an instrument in writing signed by both parties hereto; (e) all notices, consents, waivers or demands hereunder shall be in writing and shall be delivered or mailed by Registered or Certified mail, postage paid, to the party to whom given at the address set forth above or at such other address as such party may specify in accordance with this clause; (f) if any provision of this Lease Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Lease Agreement shall not in any way be affected or impaired thereby; (g) this Lease Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; (h) each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease Agreement and agrees to indemnify and hold the other harmless from and against any claims, liabilities or losses (including attorney's fees) arising out of a breach of this warranty;
(i) Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge for which it is responsible under this Lease Agreement provided that no contest by Tenant may be undertaken unless tenant shall, upon Landlord's request, deposit with Landlord adequate and sufficient security against any loss or damage which may ensue or involve the reasonable possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest; (j) in any case where either party hereto is required to do any act, other than the making of any payment of Rental, the time for performance thereof shall, be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, to the extent that the performance of such obligation was actually prevented thereby; and (k) this instrument constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes all prior negotiations, contracts or understandings.



                  [Remainder of Page Left Intentionally Blank]

                             Signature Page to Lease
                                 (Sagamore Road)

EXECUTED as a sealed instrument as of the date first hereinabove stated.


                                    LANDLORD

                                    SPI-TRUST

                                    By:   /s/Roger G. Little
                                         ---------------------------------------
                                         Roger Little, Trustee
                                         and not individually



                                    TENANT

                                    SPIRE CORPORATION

                                    By:   /s/ Gregory G. Towle
                                         ---------------------------------------
                                         Gregory G. Towle
                                         Treasurer